Exhibit 5.1

300 North LaSalle Chicago, Illinois 60654

(312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

November 30, 2015

CDW Corporation

200 N. Milwaukee Avenue

Vernon Hills, Illinois 60061

Ladies and Gentlemen:

We are acting as special counsel to CDW Corporation, a Delaware corporation (the “Company”), in connection with the registration by the Company of 9,200,000 shares of its Common Stock, par value $0.01 per share (the “Common Stock”), including shares of Common Stock to cover any exercise of the underwriters’ option to purchase additional shares, pursuant to the terms of the underwriting agreement, dated November 23, 2015 (the “Underwriting Agreement”), among the Company, certain stockholders of the company named in Schedule 2 thereto (the “Selling Stockholders”) and Barclays Capital Inc., on behalf of itself and as representative of the several underwriters listed in Schedule 1 thereto. The shares of Common Stock to be sold by the Selling Stockholders are referred to herein as the “Shares” and are being offered and sold under a Registration Statement on Form S-3 (Registration No. 333-199425) filed by Company and certain of its subsidiaries with the Securities and Exchange Commission (the “Commission”) on October 16, 2014 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), including a base prospectus dated October 16, 2014 (the “Base Prospectus”), and a prospectus supplement dated November 23, 2015 (together with the Base Prospectus, the “Prospectus”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company with respect to the issuance of the Shares; (iii) the Registration Statement and the exhibits thereto and the Prospectus; and (iv) the Underwriting Agreement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have

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CDW Corporation

November 30, 2015

also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized, validly issued and fully paid and are non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to its incorporation by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date hereof should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

CDW Corporation

November 30, 2015

This opinion is furnished to you in connection with the filing of the Prospectus and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP